Exhibit 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports First Quarter 2022 Financial Results

PITTSBURGH, PA, May 4, 2022 – Smith Micro Software, Inc. (NASDAQ: SMSI) (“Smith Micro” or the “Company”) today reported financial results for its first quarter ended March 31, 2022.

“Our efforts in the first quarter, highlighted by the successful launch of SafePath® 7 at a Tier One U.S wireless carrier, are expected to be catalysts to support and grow our revenues in future periods,” said William W. Smith, Jr., President and CEO of Smith Micro Software. “We continue to invest in the critical development resources that we believe will pave the way for successful migration to the SafePath platform at our other carrier customers and further position us for success.”

“We believe Smith Micro to be the clear leader in family safety applications for the wireless carrier space and anticipate that we will be able to leverage this position to open up an even larger market opportunity for us with SafePath Home, SafePath Drive, and SafePath IOT,” Smith continued.

First Quarter 2022 Financial Results

Smith Micro reported revenue of $12.7 million for the quarter ended March 31, 2022, compared to $11.4 million reported in the quarter ended March 31, 2021.

Gross profit for the quarter ended March 31, 2022 was $9.1 million, compared to $9.8 million for the quarter ended March 31, 2021.

Gross profit as a percentage of revenue was 71 percent for the quarter ended March 31, 2022, compared to 86 percent for the quarter ended March 31, 2021.

Smith Micro Software First Quarter 2022 Financial Results	Page 2

GAAP net loss for the quarter ended March 31, 2022 was $7.0 million, or $0.13 loss per share, compared to GAAP net loss of $3.2 million, or $0.07 loss per share, for the same period in 2021.

Non-GAAP net loss for the quarter ended March 31, 2022 was $4.3 million, or $0.08 loss per share, compared to non-GAAP net income of $0.7 million, or $0.02 diluted earnings per share, for the quarter ended March 31, 2021. Non-GAAP net (loss) income excludes stock-based compensation, amortization of intangible assets, and acquisition costs.

Total cash and cash equivalents as of March 31, 2022 were $9.8 million and available borrowing capacity under the Company’s revolving credit facility was $7.0 million.

To supplement our financial information presented in accordance with GAAP, the Company considers, and has included in this press release, certain non-GAAP financial measures and a non-GAAP reconciliation from GAAP gross profit, net (loss) income before taxes, and net (loss) income to the following non-GAAP metrics: non-GAAP net (loss) income, and non-GAAP diluted earnings (loss) per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing our income generation and has therefore excluded the following items from GAAP earnings calculations: stock-based compensation, amortization of intangible assets, and acquisition costs. Additionally, since the Company currently has federal and state net operating loss carryforwards that can be utilized to reduce future cash payments for income taxes, these non-GAAP adjustments have not been tax effected, and the resulting income tax expense reflects actual taxes paid or accrued during each period. This presentation may be considered more indicative of our ongoing operational performance. The table below presents the differences between non-GAAP net (loss) income and net (loss) income on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-GAAP financial measures as reported by Smith Micro may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call

Smith Micro will hold an investor conference call today, May 4, 2022, at 4:30 p.m. ET, to discuss the Company’s first quarter 2022 financial results. To access the call, dial 1-844-701-1164; international participants can call 1-412-317-5492. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

Smith Micro Software First Quarter 2022 Financial Results	Page 3

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and cable MSOs around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing, and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.

Smith Micro, the Smith Micro logo and SafePath are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results within the meaning of the Private Securities Litigation Reform Act, including statements related to our financial prospects and other projections of our outlook or performance and our future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are customer concentration, given that the majority of our sales depend on a few large customer relationships, the impact of the COVID-19 pandemic on our business and financial results, delays in adoption of our products and services by our customers and their end users, changes in demand for our products from our customers and their end-users, changes in requirements for our products imposed by our customers or by the third party providers of software and/or platforms that we use, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software First Quarter 2022 Financial Results	Page 4

Smith Micro Software, Inc.
Consolidated Balance Sheets
(in thousands)
	unaudited	audited
	March 31,	December 31,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$9,831	$16,078
Accounts receivable, net	12,058	10,590
Prepaid expenses and other current assets	2,197	1,988
Total current assets	24,086	28,656
Equipment & improvements, net	2,407	2,698
Right-of-use assets	5,372	5,710
Other assets	616	620
Intangible assets, net	40,987	42,631
Goodwill	35,041	35,041
TOTAL ASSETS	$108,509	$115,356

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$3,148	$3,301
Accrued payroll and benefits	4,026	4,055
Current operating lease liabilities	1,401	1,400
Other accrued liabilities	722	436
Deferred revenue	45	176
Total current liabilities	9,342	9,368
Noncurrent Liabilities:
Operating lease liabilities	4,072	4,467
Deferred rent	795	844
Deferred tax liability, net	117	117
Total non-current liabilities	4,984	5,428
Stockholders' Equity:
Common stock	55	54
Additional paid in capital	353,403	352,779
Accumulated comprehensive deficit	(259,275)	(252,273)
Total stockholders' equity	94,183	100,560
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$108,509	$115,356

Smith Micro Software First Quarter 2022 Financial Results	Page 5

Smith Micro Software, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
	unaudited
	For the Three Months
	Ended March 31,
	2022	2021
Revenues	$12,735	$11,381
Cost of revenues	3,637	1,545
Gross profit	9,098	9,836
Operating expenses:
Selling and marketing	2,985	2,244
Research and development	7,402	4,873
General and administrative	4,045	3,658
Amortization of intangible assets	1,645	2,298
Total operating expenses	16,077	13,073
Operating loss	(6,979)	(3,237)
Other income (expense):
Interest (expense) income, net	(4)	8
Other income, net	—	4
Loss before provision for income taxes	(6,983)	(3,225)
Provision for income tax expense	19	—
Net loss	$(7,002)	$(3,225)

Net loss per share:
Basic and diluted	$(0.13)	$(0.07)

Weighted average shares outstanding:
Basic and diluted	54,501	43,368

Smith Micro Software First Quarter 2022 Financial Results	Page 6

Smith Micro Software, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	unaudited
	For the Three Months
	Ended March 31,
	2022	2021
Operating activities:
Net loss	$(7,002)	$(3,225)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,998	2,497
Non-cash lease expense	338	307
Provision for doubtful accounts and other adjustments to accounts receivable	5	(3)
Provision for excess and obsolete inventory	—	(97)
Stock based compensation	1,065	1,016
Changes in operating accounts:
Accounts receivable	(1,472)	4,018
Prepaid expenses and other assets	(218)	381
Accounts payable and accrued liabilities	(1,172)	(649)
Deferred revenue	(131)	(545)
Net cash (used in) provided by operating activities	(6,589)	3,700
Investing activities:
Capital expenditures	(63)	(190)
Other investing activities	12	11
Net cash used in investing activities	(51)	(179)
Financing activities:
Proceeds from common stock offering, net of offering expenses	—	59,898
Proceeds from exercise of common stock warrants	—	40
Proceeds from financing arrangements	541	—
Repayments of financing arrangements	(181)	—
Other financing activities	33	34
Net cash provided by financing activities	393	59,972
Net (decrease) increase in cash and cash equivalents	(6,247)	63,493
Cash and cash equivalents, beginning of period	16,078	25,754
Cash and cash equivalents, end of period	$9,831	$89,247

Smith Micro Software First Quarter 2022 Financial Results	Page 7

Smith Micro Software, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data) - unaudited
	GAAP	Stock Compensation	Intangibles Amortization	Acquisition Costs	Non- GAAP
Three Months Ended 3/31/2022
Gross profit	$9,098	$-	$-	$-	$9,098

Selling and marketing expenses	2,985	(83)	-	-	2,902
Research and development expenses	7,402	(261)	-	-	7,141
General and administrative expenses	4,045	(721)	-	-	3,324
Amortization of intangible assets	1,645	-	(1,645)	-	-
Total operating expenses	16,077	(1,065)	(1,645)	-	13,367

(Loss) income before provision for income taxes	(6,983)	1,065	1,645	-	(4,273)
Net (loss) income	(7,002)	1,065	1,645	-	(4,292)
(Loss) earnings per share: basic and diluted	(0.13)	0.02	0.03	-	(0.08)

Three Months Ended 3/31/2021
Gross profit	$9,836	$-	$-	$-	$9,836

Selling and marketing expenses	2,244	(189)	-	-	2,055
Research and development expenses	4,873	(193)	-	-	4,680
General and administrative expenses	3,658	(634)	-	(611)	2,413
Amortization of intangible assets	2,298	-	(2,298)	-	-
Total operating expenses	13,073	(1,016)	(2,298)	(611)	9,148

(Loss) income before provision for income taxes	(3,225)	1,016	2,298	611	700
Net (loss) income	(3,225)	1,016	2,298	611	700
(Loss) earnings per share: basic and diluted	(0.07)	0.02	0.05	0.01	0.02

Note: (Loss) earnings per share: basic and diluted - may be impacted by rounding to allow rows to calculate.